                                                          EX-10.11(a)
                 Revolving Credit Agreement

                           REVOLVING CREDIT AGREEMENT

                                   dated as of

                                December 30, 1997

                                  By and Among

            NB, II, INC.; NORTHLAND BROADCASTING, LLC; READING RADIO, INC.; CENTRAL MISSOURI BROADCASTING, INC.; CMB II, INC.; NORTHERN COLORADO RADIO, INC.; NCR II, INC.; TRI-STATE BROADCASTING, INC.; CENTRAL MICHIGAN NEWSPAPERS, INC.; GRAPH ADS PRINTING, INC.; GLADWIN NEWSPAPERS, INC.; CADILLAC NEWSPAPERS, INC.; MIDLAND BUYER'S GUIDE, INC.; CMN ASSOCIATED PUBLICATIONS, INC.; CENTRAL MICHIGAN DISTRIBUTION CO., INC.; CENTRAL MICHIGAN DISTRIBUTION CO., L.P.; BRILL NESPAPERS, INC.; BRILL RADIO, INC.; HURON HOLDINGS, LLC; NORTHERN COLORADO HOLDINGS, LLC; NCR III, LLC; NORTHLAND HOLDINGS, LLC, CMN HOLDINGS, INC.; NCH II, LLC; ST. JOHNS NEWSPAPERS, INC.; HURON NEWSPAPERS, LLC; and HURON P.S., LLC

                                  ("Borrowers")

                                       and

                                BMC HOLDINGS, LLC
                      a Virginia Limited Liability Company

                                   ("Lender")

                           REVOLVING CREDIT AGREEMENT

      This REVOLVING CREDIT AGREEMENT is dated as of December 30, 1997, and is entered into by and among the following parties:

      Northland Broadcasting, LLC ("Northland"); Reading Radio, Inc. ("Reading"); Central Missouri Broadcasting, Inc. ("CMB"); Northern Colorado Radio, Inc. ("NCR"); Tri-State Broadcasting, Inc. (Tri-State"); CMB II, Inc. ("CMB II"); NB II, Inc. ("NB II"); Central Michigan Newspapers, Inc. ("CMN"); Graph Ads Printing, Inc. ("Graph Ads"); Gladwin Newspapers, Inc. ("Gladwin"); Cadillac Newspapers, Inc. ("Cadillac"); Midland Buyer's Guide, Inc. ("MBG"); CMN Associated Publications, Inc. ("CMN Assoc."); Central Michigan Distribution, Inc. ("CMD"); Central Michigan Distribution Co., L.P. ("CMD L.P."); Brill Newspapers, Inc. ("BNI"); Brill Radio, Inc. ("BRI"); Huron Holdings, LLC ("HH LLC"); Northern Colorado Holdings, LLC ("NCH LLC"); NCR III, LLC ("NCR III"); Northland Holdings, LLC ("NH LLC"); CMN Holdings, Inc. ("CMNH"); NCH II, LLC ("NCH II"); St. Johns Newspapers, Inc. ("St. Johns"); NCR II, Inc. ("NCR II"); Huron Newspapers, LLC ("Huron Newspapers"); and Huron P.S., LLC ("HPS"); (all of the entities identified in this section shall be referred to individually sometimes as a "Borrower" and collectively as "Borrowers"), as borrowers; and BMC Holdings, LLC, a Virginia limited liability company (hereinafter "Lender") as the lender.

                                    RECITALS

               (Capitalized terms used herein are defined below.)

      Lender has agreed to extend a line of credit in favor of the Borrowers, jointly and severally, in the maximum principal amount of $108,000,000.00 (the "Credit Facility"), to be borrowed and reborrowed by the Borrowers, jointly and severally, upon the terms hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing, and the covenants contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATIONS

      SECTION 1.1 Definitions. The following terms, as used herein, shall have the following meanings:

      "Additional Advance" and "Additional Advances" shall have the meaning set forth in Section 2.1 hereof.


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

      "Advances" means collectively the Closing Date Advances and the Additional Advances.

      "Agreement" means this Revolving Credit Agreement, together with any concurrent or subsequent rider, amendment, modification, schedule or exhibit to this Revolving Credit Agreement.

      "Bankruptcy Code" means Title 11 of the United States Code entitled "The Bankruptcy Code," as amended or supplemented from time to time, or any successor statute, and any and all rules and regulations issued or promulgated in connection therewith.

      "Borrower" or "Borrowers" means individually or collectively the Borrowers described in the introduction to this Agreement and any other Person that becomes a Borrower by executing this Agreement.

      "Brill" means Alan R. Brill of Evansville, Indiana.

      "Brill Media" means Brill Media Company, LLC.

      "Business Day" means any day other than a Saturday, a Sunday, or a day on which commercial lenders in the City of New York, New York, are authorized or required by law or executive order or decree to close.

      "Closing" shall have the meaning set forth in Section 3.1 hereof.

      "Closing Date" means December 30, 1997.

      "Closing Date Advance" and "Closing Date Advances" shall have the respective meanings set forth in Section 2.2 hereof.

      "Credit Document(s)" means each of the following documents, instruments, and agreements individually or collectively, as the context requires: (a) this Agreement; (b) the Revolving Credit Note; (c) the Indenture; and (d) such other documents, instruments, and agreements as Lender may reasonably request in connection with any transaction contemplated hereunder.

      "Cure Period" shall mean the thirty (30) day period immediately following the occurrence of an Event of Default.

      "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      "Default Rate" means the fixed rate of interest of fifteen percent (15%) per annum.


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      "Dollars" or "$" means lawful currency of the United States of America.

      "Event(s) of Default" shall have the meanings set forth in Section 7.1 hereof.

      "FCC" means the Federal Communications Commission or any Governmental authority succeeding to any of its functions.

      "FCC Licenses" means all commercial broadcast station licenses, permits and other certificates required by (A) the FCC, (B) the Communications Act of 1934, as amended, (C) 47 CFR Part 73, or (D) any other governmental entity in connection with the ownership and operation of each of the Radio Stations and granted or assigned to the Borrowers by the FCC or any other public or governmental agency or regulatory body for the operation of said Radio Stations.

      "Final FCC Order" means an order, action or decision of the FCC (or subsequent court order or judgment) that (A) has not been reversed, stayed, enjoined, modified or amended and as to which the time for appeal, petition for certiorari, to seek reargument, rehearing, administrative reconsideration or review has expired; and (B) as to which no appeal, reargument, petition for certiorari, rehearing, petition for reconsideration or application for review is pending; or (C) as to which any right to appeal, reargue, petition for certiorari, rehearing, reconsideration or review has been sought, the order or judgment of the court or FCC has been (1) affirmed by the highest court (or administrative entity or body) to which the order was appealed or from which the argument, rehearing, reconsideration or review was sought, or (2) certiorari has been denied, and (3) the time to take any further appeal or to seek certiorari or further reargument, rehearing, reconsideration or review has expired.

      "Financial Statement(s)" means, with respect to any accounting period of any Person, statements of income and statements of changes in financial position of such Person for such period, and balance sheets of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding Fiscal Year, or, if such period is a full Fiscal Year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with GAAP where appropriate. "Financial Statement(s)" shall include the notes and schedules thereto.

      "Fiscal Year" means, for each Borrower, the time period from and including March 1 through the last day of the following February.


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      "Funding Borrower" shall have the meaning set forth in Section 2.9(b)
hereof.

      "Fiscal Year End" means, for each Borrower, the last day of February.

      "GAAP" means generally accepted accounting principles in the United States of America, consistently applied, which are in effect as of the date of their application.

      "Guaranty" means the Borrowers' joint and several guaranty of payment of the Media Notes.

      "Indenture" means that certain Trust Indenture entered into by and among Brill Media and Brill Media Management, Inc. (collectively as the "Issuer"), and U.S. Trust Company as "Trustee" dated December 30, 1997, in which each present Borrower is identified as a "Restricted Subsidiary".

      "Initial Interest Rate" means the fixed rate of interest of 7.292% per annum until December 15, 1999 and thereafter at the rate of 11.6666% per annum during any period that the unpaid principal balance of the Note exceeds $105 million and 12.0% per annum during any period that the unpaid principal balance of the Note is $105 million or less.

      "Insolvency Proceeding" means any proceeding commenced by or against any Person, under any provision of the Bankruptcy Code, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions, or extensions with some or all creditors.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as supplemented and amended from time to time, or any successor statute, and any and all regulations and rules promulgated thereunder.

      "Lender" means only BMC Holdings, LLC, a Virginia limited liability company.

      "Lending Office" means Lender's office located at the address set forth in
Section 8.1 or such other office of Lender as it may hereafter designate as its Lending Office by notice to the Borrowers.

      "Licenses" means all FCC Licenses.

      "Loan" at any time means, collectively, the aggregate amount of all Advances hereunder then outstanding.


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      "Material Adverse Effect" means any material adverse change in (a) the financial condition of the Borrowers taken as a whole, (b) the ability of the Borrowers taken as a whole to perform the Obligations under the Credit Documents (including, without limitation, repayment of the Obligations as they come due), or (c) other than as the result of some action or inaction by Lender, the validity or enforceability of this Agreement, the other Credit Documents, or the rights or remedies of Lender hereunder and thereunder.

      "Maturity Date" means the earlier of December 15, 2007, or the maturity of the Media Notes according to their terms, or such earlier date to which the maturity of the Loan may be accelerated as provided herein.

      "Media Notes" mean the notes issued by Brill Media and Brill Media Management, Inc. as co-issuers pursuant to the Indenture, the payment of which is guaranteed by the Borrowers.

      "Newspaper Operators" means, collectively, CMN, Graph Ads, Gladwin, Cadillac, MBG, CMN Assoc., CMD Inc., CMD L.P., St. Johns, Huron Newspapers, HPS and any other Borrower that operates or owns or controls any Newspaper from time to time.

      "Newspapers" means, collectively, the Morning Sun; Mt. Pleasant Buyers Guide; Clare County Buyers Guide; Alma Reminder; Gladwin Buyers Guide; Isabella County Herald; Cadillac Buyers Guide; Midland Buyers Guide; Carson City Reminder; Edmore Advertiser; Hemlock Shoppers Guide; St. Johns Reminder; The Northeastern Shopper Guides; and any other newspaper, periodical, tabloid, magazine or other publication business owned and operated by any Borrower from time to time, and "Newspaper" shall mean any one of the Newspapers.

      "Obligations" means any and all indebtedness, liabilities, and obligations of the Borrowers or any of them owing to Lender, arising out of or in connection with this Agreement or any other Credit Document, previously, now, or hereafter incurred, and howsoever evidenced, whether direct or indirect, absolute or contingent, joint or several, liquidated or unliquidated, voluntary or involuntary, due or not due, legal or equitable, whether incurred before, during, or after any Insolvency Proceeding, and whether recovery thereof is or becomes otherwise unenforceable or unallowable as claims in any Insolvency Proceeding, together with all interest thereupon (including all interest accruing during the pendency of an Insolvency Proceeding), including without limitation all principal and interest owing under the Revolving Credit Note and any other fees and expenses due hereunder, and all other indebtedness evidenced by the Credit Documents.


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      "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, lenders, trust companies, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

      "Post-Closing Lender Expenses" means all reasonable costs or expenses paid or advanced by Lenders which are required to be paid by the Borrowers under this Agreement and all other documents executed in connection herewith on or after the Closing Date, including without limitation all costs or expenses paid or advanced by Lenders in connection with any Advances, including without limitation, all recording fees, taxes, and any other fees and costs incurred in connection with the funding of any Advances pursuant to Section 2.7 and Section 3.2; all taxes and insurance premiums of every nature and kind of the Borrowers paid by Lenders; all amounts advanced by Lenders to cure defaults under Permitted Debt; reasonable and customary appraisal, filing, recording, documentation, publication and search fees paid or actually incurred by Lenders to correct any default or enforce any provision of this Agreement and all other Credit Documents executed in connection herewith on or after the Closing Date; reasonable costs and expenses of suits or arbitration proceedings incurred by Lenders in enforcing or defending this Agreement, or any portion hereof, and reasonable attorneys' fees and expenses incurred by Lenders in amending, terminating, enforcing, defending or taking other action concerning this Agreement or any other Credit Documents or any other documents executed in connection herewith, whether or not suit is brought, such attorneys' fees to include the reasonable estimate of the allocated costs and expense of Lenders' in-house legal counsel and professional staff. All Post-Closing Lender Expenses paid or incurred by Lenders are payable upon demand, and if not reimbursed within thirty (30) days after demand, shall become a part of the Obligations and shall immediately thereafter bear interest, together with all other amounts to be paid by the Borrowers pursuant hereto, at the appropriate interest rate in accordance with the provisions of Section 2.3 hereof.

      "Radio Operators" means, collectively, Northland, Reading, CMB, NCR, Tri-State, CMB II, NB II, and NCR II, and any other Borrower that operates, owns or controls any Radio Station from time to time.

      "Radio Stations" means each of the broadcast radio stations presently owned and operated by any of the Borrowers and any other broadcast radio station hereafter owned or operated by any Borrower, and the Licenses with respect thereto. "Radio Station" means any one of the Radio Stations.


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

      "Revolving Credit Note" or the "Note" means that certain Revolving Credit Note of even date herewith in the principal amount of One Hundred Eight Million Dollars ($108,000,000.00) executed by the Borrowers to the order of Lender, together with any amendments thereto or modifications thereof.

      SECTION 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

      SECTION 1.3 Computation of Time Periods. In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." Periods of days referred to in this Agreement shall be counted in calendar days unless otherwise stated.

      SECTION 1.4 Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, exhibit and schedule references are to this Agreement, unless otherwise specified. Any reference in this Agreement or any of the other Credit Documents to this Agreement includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

      SECTION 1.5 Schedules. All of the schedules attached hereto shall be deemed incorporated herein by reference.

      SECTION 1.6 Independence of Provisions. All agreements and covenants hereunder, under the other Credit Documents, and the other documents, instruments, and agreements entered into in connection herewith shall be given independent effect such that if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist, except as and to the extent otherwise herein provided.


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

                                   ARTICLE II

                              THE REVOLVING CREDIT

      SECTION 2.1 The Loan. Subject to the terms and conditions hereof Lender hereby agrees to make Advances to the Borrowers as follows:

      (a) Closing Date Advances. Lender agrees to lend to the Borrowers on the Closing Date an amount equal to the sum of the Closing Date Advances as set forth in Section 2.2.

      (b) Additional Advances. Subject to Borrowers' compliance with the requirements of Section 3.2, from and after the Closing Date, from time to time from funds available to Lender therefor the Lender shall lend and relend funds and make additional advances to Borrowers upon the request of Borrowers (the "Additional Advances"); provided, however, that at any time before December 15, 2007, the principal amount of all Closing Date Advances and Additional Advances then outstanding shall not exceed the amount set forth in Section 2.2. Any Additional Advances and any portion of the Closing Date Advances subsequently repaid or prepaid may be reborrowed as herein provided.

      SECTION 2.2 Purpose and Disbursement of Proceeds of Closing Date Advances. On the Closing Date Advances shall be made to Borrowers in the aggregate amount of One Hundred Eight Million Dollars ($108,000,000.00) (the "Closing Date Advances").

      SECTION 2.3 Interest Rates. The unpaid principal balance of the Loan shall bear interest at the applicable rate per annum provided below:

      (a) Initial Interest Rate. From and after the Closing Date, interest shall accrue on the outstanding principal balance of the Loan at the Initial Interest Rate.

      (b) Default Rate. Upon the occurrence and during the continuance of an Event of Default, interest shall accrue on the then outstanding principal balance of the Loan at the Default Rate. In the event the Event of Default is cured within the Cure Period, if applicable, the interest rate on the Loan shall revert to the Initial Interest Rate effective as of the date the cure is effectuated. Interest which has accrued on the Obligations at the Default Rate shall be due and payable with the next required payment hereunder or on demand as it accrues if after the Maturity Date.


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

      (c) Computation of Interest. All computations of interest shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed.

      SECTION 2.4 Repayment of the Loan. The Borrowers shall repay the Loan as follows:

      (a) Interest Payments. The Borrowers shall pay to Lender semi-annual interest payments in arrears on the aggregate outstanding principal balance of the Note, to include all interest then due and accrued at the Initial Interest Rate, on the first day of each June and December, commencing June 15, 1998, and each June and December thereafter continuing to the Maturity Date when all then outstanding Obligations shall be due and payable, unless sooner repaid. All interest due at the Default Rate shall be paid in accordance with Section 2.3(b) hereof.

      (b) Payment of Principal and Remaining Obligations. Except as otherwise set forth herein, all principal amounts outstanding under the Note and all other Obligations shall be due and payable in full on the Maturity Date.

      SECTION 2.5 Statements of Obligations. The Loan and the joint and several Borrowers' obligation to repay the same shall be evidenced by the Revolving Credit Note and this Agreement, and all payments of principal or interest with respect to the Loan shall be evidenced by notations made by Lender on Lender's books and records showing the date and amount of the applicable Advance and each payment of principal or interest.

      SECTION 2.6 Prepayments. In the event the Borrowers desire to repay any or all of the then outstanding principal balance due under the Note prior to the Maturity Date, the Borrowers may do so at any time without penalty.

      SECTION 2.7 Cross-Default/Cross-Collateral Provisions. An Event of Default hereunder shall constitute an Event of Default under the Revolving Credit Note.

      SECTION 2.8 Time and Place of Payment. Each payment due on the Revolving Credit Note shall be made to Lender in immediately available funds, not later than 12:00 p.m., local time, on the day of payment, at the Lender's then business office.

      SECTION 2.9 Joint and Several Liability: Payment; Indemnifications.

      (a) Each Borrower hereby agrees and acknowledges that the obligation of each Borrower for payment of the Obligations shall be joint and several with the obligations of each other Borrower


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

hereunder regardless of which Borrower actually receives the proceeds of any borrowing. Each Borrower hereby agrees and acknowledges that it will receive substantial benefits from the Loan, including each and all Advances. The Obligations shall not be impaired or released by any action or inaction on the part of Lender with respect to any other Borrower, including any action or inaction that otherwise would release a surety.

      (b) In order to provide for just and equitable contribution between the Borrowers if any payment is made by a Borrower (for purposes of this Section 2.9(b), a "Funding Borrower") in discharging any of the Obligations, that Funding Borrower shall be entitled to a contribution from the other Borrowers for all payments, damages and expenses incurred by that Funding Borrower in discharging the Obligations, in the manner and to the extent required to allocate liabilities in an equitable manner among the Borrowers on the basis of the relative benefits received by the Borrowers. If and to the extent that a Funding Borrower makes any payment to the Lender or any other Person in respect of the Obligations, any claim that such Funding Borrower may have against the other Borrowers by reason thereof shall be subject and subordinate to the prior cash payment in full of the Obligations.

      (c) The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset of the party to which such contribution is owing. Notwithstanding any of the foregoing to the contrary, such contribution arrangements shall not limit in any manner the joint and several nature of the Obligations; shall not limit, release or otherwise impair any rights of the Lender under the Credit Documents, and shall not alter, limit or impair the obligation of any Borrower, which obligation is absolute and unconditional, to repay the Obligations.

      (d) The parties expressly agree that payment by any Borrower of amounts due and payable on the Media Notes that is made pursuant to such Borrower's Guaranty agreement shall to the extent and in the amount of such payment constitute a payment and discharge of such Borrower's Obligations on the Note and the Loan.

                                   ARTICLE III

                             CONDITIONS TO BORROWING

      SECTION 3.1 Disbursement of Closing Date Advances and Effectiveness of Agreement. This Agreement shall become effective and Lender shall disburse the Closing Date Advances in accordance with Section 2.2 above if, and only if, each of the following conditions have been fulfilled to the satisfaction of


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

Lender and its legal counsel (the occurrence of which shall be called, collectively, the "Closing"):

      (a) receipt by Lender of this Agreement and each of the other Credit Documents, all duly executed and, where required, acknowledged; and

      (b) receipt by Lender of all other documents Lender reasonably may request be delivered by Borrowers.

      SECTION 3.2 Conditions to Lender's Approval of Additional Advance(s). Lender shall not be deemed to have approved and shall not make any Additional Advance(s) unless and until the following conditions have been fulfilled with respect to each such Additional Advance:

      (a) Lender shall have received and approved a request from the Borrower(s) for disbursement of such an Additional Advance;

      (b) the Maturity Date shall not have occurred;

      (c) the then sum of the Advances outstanding and unpaid (including the Advance then requested) shall not exceed the amount specified in Section 2.2;

      (d) no Borrower then is in default of any material term, covenant or condition under any Credit Document; and

      (e) Lender is not then in default to Brill Media on Lender's note payable to Brill Media of even date herewith in the initial principal amount of the Credit Facility.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      Each Borrower makes the following representations and warranties to Lender, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the payment, performance and satisfaction in full of the Obligations.

      SECTION 4.1 Legal Status. Each Borrower is an entity duly organized and existing under the laws of the Commonwealth of Virginia.

      SECTION 4.2 No Violation: Compliance. As of Closing, the execution, delivery, and performance of this Agreement and the other Credit Documents are within each Borrower's respective powers, are not in conflict with the terms of any charter, bylaw, or other agreement, and do not result in a breach of or constitute a default under any contract, obligation, indenture, or other instrument to which either is a party or by which either is bound or affected; and there is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding on any Borrower that would be contravened by the execution, delivery, performance, or enforcement of this Agreement or the other Credit Documents.

      SECTION 4.3 Authorization; Validity. Each Borrower has taken all partnership, corporate, limited liability company, or other action necessary to authorize the execution and delivery of this Agreement and the other Credit Documents, and the consummation of the transactions contemplated hereby and thereby.

      SECTION 4.4 Approvals; Consents. As of the date of this Agreement, no approval, consent, exemption or other action by, or notice to or filing with, any governmental authority is presently necessary in connection with the execution, delivery, performance or enforcement of this Agreement or the other Credit Documents except as may have been obtained by the Borrowers with certified copies delivered to Lender.

      SECTION 4.5 Binding Agreements. This Agreement and all other Credit Documents have been duly executed and delivered by each Borrower. This Agreement and each other Credit Document to which any Borrower is a party, constitute the legal, valid and binding obligations of each Borrower enforceable in accordance with their terms, except insofar as the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally, or by general principals of equity.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

      Borrower covenants and agrees that until the Obligations have been paid in full to Lender, each Borrower shall:

      SECTION 5.1 Punctual Payments. Punctually pay the interest and principal on the Loan, and any fees or other liabilities due under this Agreement and the other Credit Documents, at the times and place and in the manner specified in this Agreement.

      SECTION 5.2 Books and Records. Maintain adequate books and records and permit any authorized representative of Lender, or Lender, at any reasonable time during normal business hours, to inspect, audit, and examine such books and records, to make copies of the same, and to inspect the Borrowers' Assets.


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

      SECTION 5.3 Financial Statements. Deliver to Lender the following, all in form and detail reasonably satisfactory to Lender:

      (a) as soon as available but not later than thirty (30) days after receipt, a Financial Statement for each Borrower for the Fiscal Year then ended; and

      (b) from time to time such other information as Lender may reasonably request.

      SECTION 5.4 Existence; Compliance with Law. Preserve and maintain its existence and all of its licenses (including without limitation, all FCC licenses), permits, governmental approvals, rights, privileges and franchises required for the operations of the Borrowers to the extent that failure to preserve and maintain the same could reasonably be expected to have a Material Adverse Effect; comply with the provisions of all documents pursuant to which each Borrower is organized that govern such Borrower's continued existence to the extent that failure to so comply could reasonably be expected to have a Material Adverse Effect on any Borrower; and comply with the requirements of all applicable laws, rules, regulations, orders of any governmental authority and requirements for the maintenance of each Borrower's insurance, licenses, permits, governmental approvals, rights, privileges and franchises, to the extent that failure to so comply could reasonably be expected to have a Material Adverse Effect.

      SECTION 5.5 Inspection of Assets. Allow Lender and its representatives access to inspect the Assets, including the Radio Stations, and the Newspapers, upon reasonable notice by Lender to the Borrowers.

      SECTION 5.6 Notice to Lender. Promptly upon the Borrowers acquiring knowledge thereof, give notice to Lender of:

      (a) all litigation affecting the Borrowers where the amount claimed is in excess of One Hundred Thousand Dollars ($100,000) for any individual matter or in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate and when such amount is not covered by applicable insurance (less applicable deductibles);

      (b) any substantial dispute which may exist between any Borrower, on the one hand, and any governmental regulatory body or law enforcement authority, on the other, if the determination of such dispute could reasonably be expected to have a Material Adverse Effect;

      (c) any labor controversy resulting in or threatening to result in a strike against any Borrower, if the commencement of such strike could reasonably be expected to have a Material Adverse Effect;

      (d) any Default or Event of Default;

      (e) any other matter that has resulted in or could reasonably be expected to have a Material Adverse Effect upon a Borrower; and

      (f) any sale or transfer of any capital stock of membership interest in, or partnership interest in, any Borrower or any affiliate directly or indirectly owning or owned by any Borrower.

      SECTION 5.7 Compliance with Indenture. Comply in all respects with requirements of the Indenture as applicable to each Borrower as a "Restricted Subsidiary" as therein identified and defined.

      SECTION 5.8 Notice of FCC Reports. Promptly upon their becoming available, provide Lender with copies of each periodic or special report filed by or on behalf of any Borrower with the FCC, if such reports indicate any material adverse change in the business, operations, affairs, or conditions of Borrower's business, and copies of any material notices or other communications from the FCC that specifically relate to the operation of any Borrower's business.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

      The Borrowers further covenant and agree that until the Obligations have been fully paid to Lender, without Lender's prior consent and except as and to the extent permitted to a Restricted Subsidiary under the Indenture, the Borrowers shall not:

      SECTION 6.1 Compliance with Indenture. Take any action not permitted to a Restricted Subsidiary by the Indenture.

      SECTION 6.2 Character of Business. Engage in any business activities or operations substantially different from or unrelated to the present business activities and operations of the Borrowers.

      SECTION 6.3 Dividends, Distributions. While an Event of Default shall have occurred and be continuing, declare, make, or pay any dividend or distribution in cash or kind except as otherwise provided for or permitted herein or in the Indenture.

      SECTION 6.4 Change in Ownership. Cause, permit or suffer any material change, direct or indirect, in the capital ownership, membership, or control of any Borrower.

      SECTION 6.5 Change in Name. Cause, permit or suffer any material change in the name of any Borrower.

      SECTION 6.6 Change in Fiscal Year or Fiscal Year End. Change any Borrower's Fiscal Year or Fiscal Year End.

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

      SECTION 7.1 Events of Default. The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (an "Event of Default") hereunder:

      (a) The Borrowers fail to timely make or cause to be made any payment of interest due on the Revolving Credit Note;

      (b) The Borrowers fail to pay the Loan when due and payable at maturity, including the payment of any Post-Closing Lender Expenses, or any other amount then payable hereunder;

      (c) The Borrowers fail to observe or perform any covenant applicable to a Restricted Subsidiary and set forth in the Indenture or in Article V, Article VI or Article VIII herein or any other Credit Document;

      (d) Any Borrower commences a voluntary Insolvency Proceeding seeking liquidation, reorganization or other relief with respect to itself or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary Insolvency Proceeding or fails generally to pay its debts as they become due, or takes any corporate action to authorize any of the foregoing;

      (e) (1) A court of competent jurisdiction enters a decree or order for relief in respect of any Borrower in an insolvency case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (2) An involuntary Insolvency Proceeding is commenced against any Borrower seeking liquidation, reorganization or other relief with respect to it or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary Insolvency Proceeding remains undismissed and unstayed for a period of sixty (60) days:

      (f) A judgment creditor obtains possession of any of the Assets of any Borrower by any means, including levy, discounts replevin, or self-help, or one or more judgments are entered against the Borrowers involving singly or in the aggregate a liability in excess of Five Hundred Thousand Dollars ($500,000) (to the extent not fully covered by insurance) or any order, judgment or decree is entered decreeing the dissolution of the Borrowers and such order remains undischarged or unstayed for a period in excess of ninety (90) calendar days;

      (g) The FCC Licenses (excluding any auxiliary licenses) are modified adversely, revoked, suspended, canceled or otherwise rendered non-transferable by the FCC or any other regulatory agency or court of competent jurisdiction and such action shall have become a Final FCC Order; or

      (h) Any Radio Operator shall fail to be the licensee under any or all of the FCC Licenses other than in connection with a sale or transfer of any of the FCC Licenses consented to by Lender.

      SECTION 7.2 Remedies. Upon the occurrence and during the continuance of any Event of Default not cured within the Cure Period or waived by the Lender, the principal amount then due under the Note shall begin to accrue interest at the Default Rate. In the event such Event of Default is cured within any applicable Cure Period, the interest rate on the Loan thereupon shall revert to the Initial Interest Rate. The Lender also shall have all remedies set forth herein and in the other Credit Documents and all remedies at law or in equity that are consistent with the Communications Act and the rules and regulations of the FCC.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      SECTION 8.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be given to such party at its address and to the telefax number set forth below or such other address or telefax number as such party may hereafter specify for the purpose by notice to the other party:

            If to the Borrowers:

            Central Michigan Newspapers, Inc.
            c/o Brill Media Company, L.P.
            420 N.W. Fifth Street, Suite 420
            P.O. Box 3353
            Evansville, IN 47732

            Attention: Mr. Alan R. Brill
            Telephone: (812) 423-6200
            Facsimile: (812) 428-4021

            with a copy to:

            Charles W. Laughlin, Esq.
            Thompson & McMullan
            100 Shockoe Slip
            Richmond, VA 23219
            Telephone: (804) 649-7545
            Facsimile: (804) 780-1813

            If to Lender:

            BMC Holdings, LLC
            c/o Brill Media Company, L.P.
            420 N.W. Fifth Street, Suite 420
            P.O. Box 3353
            Evansville, IN 47732

Any notice or other communication provided for or allowed hereunder shall be considered to have been validly given if delivered personally, and evidenced by a receipt signed by an authorized Lender or addressee, or ten (10) hours after being deposited in the United States mail, registered or certified, postage prepaid, return receipt requested, or forty-eight (48) hours after being sent by Federal Express or other courier service, or, in the case of telefaxed notice, when telefaxed, receipt acknowledged.

      SECTION 8.2 No Implied Waivers. No failure or delay by Lender in exercising any right, power, or privilege hereunder or under any Credit Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 8.3 Expenses; Documentary Taxes; Indemnification. Borrower shall pay (1) all Lender's Post-Closing Expenses; and (2) if an Event of Default occurs, all out-of-pocket expenses incurred by Lender, including reasonable attorneys' fees and expenses incurred in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom or in connection with any refinancing or restructuring of the Obligations and the liabilities of the Borrowers under this Agreement, any of the other Credit Documents, or any other document, instrument or agreement subsequently entered into.

      SECTION 8.4 Amendments and Waivers. Any provision of this Agreement, or any of the other Credit Documents to which the Borrowers are a party, may be amended or waived at any time if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and Lender.

      SECTION 8.5 No Assignment; Non-Recourse. Neither Borrowers nor Lender shall have the right to assign or transfer to any party, in whole or in part, any of the rights, duties or obligations of Borrower(s) or Lender under this Agreement or any of the Credit Documents executed contemporaneously herewith, or any subsequent amendment, renewal, extension, modification, or restatement of this Agreement or any of the Credit Documents. Anything herein to the contrary notwithstanding, all indebtedness on the Note, the Obligations, or this Agreement shall be Non-Recourse Debt as defined in and meant by the Indenture.

      SECTION 8.6 Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon the execution of a counterpart hereof by each Borrower and Lender and receipt by Borrowers and Lender of written or telephonic notification of such execution and authorization of delivery thereof.

      SECTION 8.7 Governing Law; Jurisdiction.

      (a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY SET FORTH THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

      (b) JURISDICTION AND VENUE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS MAY BE TRIED AND LITIGATED IN THE COMMONWEALTH OF VIRGINIA. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE

EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 8.7(b) AND STIPULATE THAT ANY SUCH COURT SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE OTHER CREDIT DOCUMENTS. SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST BORROWER MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THEIR ADDRESS SPECIFIED FOR NOTICES PURSUANT TO SECTION 8.1 HEREOF. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS SHALL FOR ALL PURPOSES BE DEEMED TO HAVE BEEN ENTERED INTO IN THE COMMONWEALTH OF VIRGINIA.

      (c) WAIVER OF TRIAL BY JURY. THE PARTIES HERETO EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject mater of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The parties hereto each (1) acknowledge that this waiver is a material inducement for the parties to enter into a business relationship, that the parties hereto have already relied on this waiver in entering into this Agreement or accepting the benefits thereof, as the case may be, and that each will continue to rely on this waiver in their related future dealings, and (2) further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, OR MODIFICATIONS OF THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

      SECTION 8.8 Survival of Warranties. All agreements and the representations and warranties made herein shall survive the execution and delivery of this Agreement.

      SECTION 8.9 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Neither this Agreement nor any Credit Document nor any part or parts thereof shall create any right in any third party that is not a party signatory hereto or thereto.

      SECTION 8.10 Maximum Interest Rate. Notwithstanding anything to the contrary contained in the Revolving Credit Note or this Agreement, the Borrowers shall not be obligated to pay, and Lender shall not be entitled to charge, collect, receive, reserve, or take interest (it being understood that interest shall be calculated as the aggregate of all charges which constitute interest under applicable law that are contracted for, charged, reserved, received, or paid) in excess of the maximum rate permitted by law. During any period of time in which the interest rates specified herein exceed the maximum rate permitted by law, interest shall accrue and be payable at such maximum rate. If from any circumstances whatsoever, fulfillment of any provision of the Revolving Credit Note, or this Agreement or of any other document pertaining hereto or thereto, shall involve transcending the limit of validity prescribed by law for the collection or charging of interest, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances Lender shall ever receive anything of value as interest or deemed interest by applicable law under the Revolving Credit Note, this Agreement, any of the other Credit Documents or any other document pertaining hereto, thereto or otherwise an amount that would exceed the maximum rate permitted by law, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under the Revolving Credit Note or on account of any other indebtedness of the Borrowers to Lender, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of such indebtedness, such excess shall be refunded to the Borrowers. In determining whether or not the interest paid or payable with respect to any indebtedness of the Borrowers to Lender, under any specified contingency, exceeds the maximum rate permitted by law, the Borrowers and Lender shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate, and spread the total amount of interest throughout the actual term of such indebtedness such that it does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.

      SECTION 8.11 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

      SECTION 8.12 Marshaling; Payments Set Aside. Lender shall be under no obligation to marshal any assets in favor of the Borrowers or any other party or against or in payment of any or all of the Obligations. To the extent any Borrower makes a payment or payments to Lender, or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, or other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

      SECTION 8.13 Further Assurances and Release By Lender. Upon payment in full of the Obligations, as herein provided, this Agreement and each of the other Credit Documents (other than the Indenture) shall terminate and the Lender shall, at the Borrowers' sole expense, execute and deliver to the Borrowers such statements or such other instruments and further assurances as the Borrowers' reasonably may request acknowledging satisfaction and discharge of the Obligations and this Agreement and each of the other Credit Documents (other than the Indenture).

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date and year first above written.

                                    BORROWERS:

                                    NORTHLAND BROADCASTING, LLC

                                    By:   Northland Management, Inc., a
                                            Virginia corporation,
                                            Managing Member


                                    By:________________________________
                                       a duly Authorized Officer


                                    READING RADIO, INC.


                                    By:________________________________
                                       a duly Authorized Officer


                                    CENTRAL MISSOURI BROADCASTING, INC.


                                    By:________________________________
                                       a duly Authorized Officer

                                    NORTHERN COLORADO RADIO, INC.


                                    By:________________________________
                                       a duly Authorized Officer


                                    TRI-STATE BROADCASTING, INC.


                                    By:________________________________
                                       a duly Authorized Officer


                                    CMB II, INC.


                                    By:________________________________
                                       a duly Authorized Officer


                                    NB II, INC.


                                    By:________________________________
                                       a duly Authorized Officer


                                    CENTRAL MICHIGAN NEWSPAPERS, INC.


                                    By:________________________________
                                       a duly Authorized Officer


                                    GRAPH ADS PRINTING, INC.


                                    By:________________________________
                                       a duly Authorized Officer


                                    GLADWIN NEWSPAPERS, INC.


                                    By:________________________________
                                       a duly Authorized Officer


                                    CADILLAC NEWSPAPERS, INC


                                    By:________________________________
                                       a duly Authorized Officer

                                    MIDLAND BUYER'S GUIDE. INC.


                                    By:________________________________
                                       a duly Authorized Officer


                                    CMN ASSOCIATED PUBLICATIONS, INC.


                                    By:________________________________
                                       a duly Authorized Officer


                                    CENTRAL MICHIGAN DISTRIBUTION CO.,
                                      INC.


                                    By:________________________________
                                       a duly Authorized Officer


                                    CENTRAL MICHIGAN DISTRIBUTION CO.,
                                      INC.

                                    By:   Central Michigan Distribution
                                            Co., Inc., Its General
                                            Partner


                                    By:________________________________
                                       a duly Authorized Officer


                                    BRILL NEWSPAPERS, INC.


                                    By:________________________________
                                       a duly Authorized Officer


                                    BRILL RADIO, INC.


                                    By:________________________________
                                       a duly Authorized Officer

                                    HURON HOLDINGS, LLC

                                    By:


                                    By:________________________________
                                       a duly Authorized Officer

                                    NORTHERN COLORADO HOLDINGS, LLC

                                    By:


                                    By:________________________________
                                        a duly Authorized Officer

                                    NCR III, LLC

                                    By:


                                    By:________________________________
                                       a duly Authorized Officer


                                    NORTHLAND HOLDINGS, LLC

                                    By:


                                    By:________________________________
                                       a duly Authorized Officer


                                    CMN HOLDINGS, INC.


                                    By:________________________________
                                       a duly Authorized Officer


                                    NCH II, LLC

                                    By:


                                    By:________________________________
                                       a duly Authorized Officer


                                    ST. JOHNS NEWSPAPERS, INC.


                                    By:________________________________
                                       a duly Authorized Officer


                                    NCR II, INC.


                                    By:________________________________
                                       a duly Authorized Officer

                                    HURON NEWSPAPERS, LLC

                                    By:   Huron Management, Inc., a
                                             Virginia corporation,
                                             Managing Member


                                    By:________________________________
                                       a duly Authorized Officer


                                    HURON P.S., LLC

                                    By:   Huron Management, Inc., a
                                             Virginia corporation,
                                             Managing Member


                                    By:________________________________
                                       a duly Authorized Officer


                                    LENDER:

                                    BMC HOLDINGS, LLC, a Virginia
                                     Limited Liability Company

                                    By:   Brill Media Company, LLC,
                                            its Member

                                    By:   Brill Media Management, Inc.,
                                            its Manager


                                          By:_________________________
                                             a duly Authorized Officer